Exhibit 32

Section 1350 Certifications

Pursuant to 18 U.S.C. § 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of IsoRay, Inc., a Minnesota corporation (the "Company"), hereby certify that:

To my knowledge, the Annual Report on Form 10-KSB of the Company for the annual period ended June 30, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 28, 2006	By:	/s/ Roger E. Girard
ROGER E. GIRARD
CHIEF EXECUTIVE OFFICER

Dated: September 28, 2006	By:	/s/ Jonathan R. Hunt
JONATHAN R. HUNT CHIEF FINANCIAL OFFICER